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                                                                    EXHIBIT 32.1

              CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT
                TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Art Technology Group, Inc. (the "Company") for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert D. Burke, the President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2003

                         /s/ Robert D. Burke
                         __________________________________________
                         Robert D. Burke
                         President and Chief Executive Officer
                         (principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Art Technology Group, Inc. and will be retained by Art Technology Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.